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                                                                  EXHIBIT 10.5.2


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement"), by and between Statoil Energy, Inc., a Virginia corporation (the "Company"), and Stevens V. Gillespie ("Employee"), is hereby entered into as of February 18, 1999 and is effective as of February 1, 1999. This Agreement hereby supersedes any other employment agreements or understandings; written or oral, between the Company and Employee.


                                    RECITALS

         WHEREAS Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable good will of the Company; and

         WHEREAS the Company wishes to employ Employee and Employee wishes to be employed by the Company, each in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   ARTICLE 1
                              EMPLOYMENT & DUTIES

1.1 Position & Duties. Employee shall hold the office of Senior Vice President and Employee shall have the powers and authority normally associated with such position. Employee shall assume such other responsibilities, consistent with his position as Senior Vice President, as may be delegated to him from time to time by the President and Chief Executive Officer of the Company. Such services shall be provided at the Company's principal executive office located at 2800 Eisenhower Avenue, Alexandria, Virginia, or such other location of the Company's principal executive office as the Company shall reasonably designate in accordance with the provisions of this Agreement. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, skill, labor, attention and efforts to promote and further the business of the Company.


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1.2      Company Policies. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

1.3 Other Activities. Employee shall not, during the Term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting Employee from (i) making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 1.4 hereof; (ii) serving on the board of directors of a reasonable number of other corporations, trade associations or charitable organizations; or (iii) engaging in any charitable activities or community affairs, so long as, in each case, such other activities do not interfere with Employee's performance of his obligations hereunder.

1.4 Investments. The foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than the lesser of either (i) five percent (5%) of the outstanding capital stock of a company in direct competition with the Company, or (ii) one million dollars ($1,000,000) worth of the capital stock of a company in direct competition with the Company; provided, however, that, notwithstanding the foregoing, in the event that the Company shall adopt any policy governing permissible investments by its employees and such policy is applicable to Employee, any investment made by Employee in compliance with such policy shall be deemed permissible under this Section 1.4 and any investment made by Employee that is not in compliance with such policy shall be deemed to constitute a breach of this Agreement.

                                   ARTICLE 2
                                  COMPENSATION

2.1 Base Salary. Effective as of February 1, 1999, the base salary ("Base Salary") payable to Employee shall be no less than $190,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such Base Salary if, in the Board's discretion, any such increase is warranted. As used herein, "Base Compensation" shall mean the Employee's Base Salary plus the Employee's Average Bonus (as defined in Section 2.2 hereof).

2.2 Incentive Bonus Plan. The Company shall pay to the Employee such bonuses based upon the financial performance of the Company and the individual performance of the Employee in accordance with any bonus plan established for senior management of the Company from time to time by the Board or its designee or as otherwise granted in the discretion of the Board or its designee; provided, however that any future bonus plan established for senior management of the Company shall be no less advantageous to the Employee than the bonus


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         plan of the Company in effect with respect to the Employee as of the date hereof. As used herein, "Average Bonus" shall mean the average of all bonuses paid to the Employee during the previous three years (or, if applicable, such shorter time that Employee has been employed by the Company); provided, however that if in one or more of such prior years to be averaged the Employee was paid a bonus in excess of 50% of Employee's Base Salary for any such year, then, in calculating the average of bonuses paid to the Employee, a number equal to 50% of Employee's Base Salary for any such year shall be substituted for the actual amount of Employee's bonus in calculating the applicable Average Bonus.

2.3 Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

         a. The Employee shall be entitled to receive any employee benefits, including, without limitation, any retirement benefit plan, disability, group life, sickness, accident and health insurance programs and perquisites provided by the Company to executives such as are the greater of (i) the employee benefits and perquisites then provided by the Company to executives with comparable authority or duties (and in any event not less than those provided to executives with junior authority or duties), or (ii) such employee benefits and perquisites as in effect on the date hereof.

         b. The Company shall reimburse the Employee for all reasonable expenses incurred by the Executive in the performance of his duties under this Agreement upon presentation of documentation therefor in form and substance satisfactory to the Company.

         c. The Company may provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board.

2.4 Stock Options. The Employee shall receive stock options ("Stock Options") as shall be granted at the discretion of the Board of Directors of the Company consistent with historical practices.

2.5 Vacation and Leave. The Employee shall be entitled to four (4) weeks vacation and to leaves of absence for illness or temporary disability in accordance with the policies of the Company in effect from time to time. Any leave on account of illness or temporary disability which is short of "Total Disability" (as defined below) shall not constitute a breach by the Employee of his agreements hereunder and in no event shall the Company be entitled to terminate the employment of the Employee hereunder for cause due to such leave. "Total Disability" shall mean the inability of the Employee due to physical or mental illness or injury to perform his duties hereunder for any period of more than ninety (90) consecutive days. Upon the Total Disability of the Employee, the Employee shall be entitled to receive, until Employee returns to work or, if Employee's employment terminates pursuant to Section 4.2(b) hereof, the expiration of the Term of this Agreement, (i) periodic monthly payments


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         from the Company equal to sixty-six and two-thirds percent (66 2/3%) of the Base Compensation in effect at the commencement of such Total Disability, and (ii) any health and other medical related benefits provided by the Company to the same extent such health and medical benefits were provided by the Company prior to Employee's Total Disability; provided, however, that the periodic monthly payments set forth in clause (i) hereof shall be reduced by the amount of any disability insurance payment made to the Employee pursuant to any disability insurance program funded by the Company.

                                   ARTICLE 3
                        NON-COMPETITION/NON-SOLICITATION

3.1 Non-Competition and Non-Solicitation. During the period of employment by or with the Company, and for a period following the termination of his employment under this Agreement equal to the longer of (i) one (1) year or (ii) the period during which Employee is entitled to receive and is receiving any payment pursuant to Section 4.2(d), 4.2(e) or 4.3 hereof, Employee will not, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

         a. engage, as an officer, director, owner, partner, joint venturer, employee, independent contractor, consultant or advisor in any business selling any products or services in direct competition with the Company, within one hundred (100) miles of the principle executive office of the Company or where any of the Company's affiliates or subsidiaries conduct business, including any territory serviced by the Company or any of such affiliates or subsidiaries (the "Territory");

         b. call upon any person who is, at that time, within the Territory, an employee of the Company (including the affiliates and subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the affiliates and subsidiaries thereof), provided that Employee shall be permitted to call upon and hire any member of his or her immediate family;

         c. call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the affiliates and subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory;

         d. call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was either called upon by the Company (including the affiliates and subsidiaries thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity, in either case, during the last twelve
                  (12) months of the Employee's employment with the Company.


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3.2      Remedies. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company by seeking injunctions or restraining orders in the event of a breach of the foregoing covenant by the Employee.

3.3 Reasonableness and Interpretation. It is agreed by the parties that the foregoing covenants in this Article 3 impose a reasonable restraint on Employee in light of the activities and business of the Company and its affiliates on the date of the execution of this Agreement and the current plans of the Company and its affiliates; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and its affiliates throughout the term of this Article III.

3.4 Subsequent Conflicts. It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company or its affiliates, or similar activities or business in locations the operation of which, under such circumstances, does not violate Section 3.1 hereof, and in any event such new business, activities or location is not in violation of
         Section 3.1 hereof or of Employee's obligations under this Article 3, Employee shall not be chargeable with a violation of this Article 3 if the Company or its affiliates shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

3.5 Reformation. The covenants in this Article 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

3.6 No Defense. All of the covenants in this Article 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; provided, however, that upon the failure of the Company to make any payments required under this Agreement, the Employee may, upon thirty (30) days prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Article 3. It is specifically agreed that the period stated in
         Section 3.1, during which the agreements and covenants of Employee made in this Article 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Article 3.


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3.7      Compensation Period. Notwithstanding any of the foregoing, if any applicable law shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in Section 3.1 hereof, the period of time for which Employee shall be prohibited pursuant to Section 3.1 hereof shall be the maximum time permitted by law. However, in the event that the time period specified by Section 3.1 shall be so reduced, then, notwithstanding the provisions of Sections 4.2(d), 4.2(e) or 4.3 hereof, Employee shall be entitled to receive from the Company his Base Compensation at the rate then in effect solely for the longer of
         (i) the time period during which the provisions of Section 3.1 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the terms provided in Sections 4.2 and 4.3.

                                   ARTICLE 4
                               TERM & TERMINATION

4.1 Term. The term of this Agreement (the "Term") shall begin on the effective date hereof and continue for 24 months. The Term shall be automatically extended by one day for every day after the effective date hereof that the Employee is employed by the Company. The Term shall, at all times, be 24 months from the current date; provided, however, that if the Board of Directors of the Company shall at any time determine not to extend the Term, as of the date sixty (60) days following notification of such decision to the Employee, the Term shall not extend pursuant to this Section 4.1 and the 24 month Term described herein shall begin to expire. If this Agreement and Employee's employment hereunder is terminated in accordance with Sections 4.2 or 4.3 of this Agreement, from that point forward, this Agreement shall not be extended as set forth hereunder.

4.2 Termination Without Change in Control of the Company. This Agreement and Employee's employment may be terminated prior to the expiration of the Term in any one of the followings ways:

         a. Death. The death of Employee shall immediately terminate the Agreement with no further payments under this Agreement (except as set forth in Section 4.4 hereof) due to Employee's estate.

         b. Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for ninety (90) consecutive days, then thirty (30) days after written notice to the Employee (which notice may occur before or after the end of such ninety (90) day period, but which shall not be effective earlier than the last day of such ninety (90) day period), the Company may terminate this Agreement and Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate this Agreement and his employment hereunder if his health should become impaired to an extent that makes the continued


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                  performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. Subject to Section 3.7 hereof, in the event this Agreement is terminated as a result of Employee's disability, until the expiration of the Term of this Agreement, Employee shall receive from the Company periodic monthly payments equal to sixty-six and two-thirds percent (662/3%) of the Base Compensation in effect at the commencement of such disability less the amount of any insurance payment made to the Employee pursuant to any disability insurance program funded by the Company.

         c. For Cause. The Board of Directors of the Company may terminate the Agreement ten (10) days after written notice to Employee for good cause ("For Cause"), which shall mean: (i) the willful failure or refusal of Employee to perform any material obligation under this Agreement or to carry out the reasonable directives of the Board or the repeated willful or materially negligent failure to perform the Employee's duties as determined by the Board in good faith, and the failure of Employee to cure the same within a period of thirty (30) days following notice thereof; (ii) Employee's failure to devote full business time, skill, labor, attention and efforts to promote and further the business of the Company; (iii) Employee's conviction of a felony or other crime involving moral turpitude, or willful misconduct or performance of an illegal activity in connection with employment; or (iv) after a request by the Company that the Employee obtain counseling for any alcohol or illegal drug abuse by Employee, the Employees' failure within a reasonable time to commence or complete such counseling, or the Employee's continued alcohol or drug abuse after the completion of such counseling; provided, however, that an Employee shall only be considered to abuse alcohol if the Employee fails to timely and adequately fulfill his duties under this Agreement due to the consumption of alcohol. In the event of a termination For Cause, Employee shall have no right to any further payment under this Agreement (except as set forth in Section 4.4 hereof).

         d. Without Cause. At any time after the commencement of employment, the Company may, without cause ("Without Cause"), terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should Employee be terminated by the Company Without Cause, Employee shall receive from the Company the Base Compensation at the rate then in effect for the longer of (i) one year, or (ii) whatever time period is remaining under the Term, in each case, payable in equal monthly payments for the remainder of such time.


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         e.       Termination by Employee for Good Reason. The Employee may
                  terminate his employment hereunder for "Good Reason" at any time within sixty (60) days of any event or occurrence (or earlier written notice to the Employee of an event or occurrence) giving rise to Employee's right to terminate under this Subsection 4.2(e). If Employee does not terminate his or her employment within sixty (60) days of such event or occurrence (or, where applicable, written notification by the Company of such an event or occurrence), Employee shall be deemed to have waived his right to terminate his or her employment under this Subsection 4.2(e) with respect to such event or occurrence. As used herein, "Good Reason" shall mean the continuance of any of the following after ten (10) days' prior written notice by Employee to the Company, specifying the basis for such Employee's having Good Reason to terminate this Agreement:

                  i. a material adverse change in Employee's compensation package;

                  ii. the assignment to Employee of any duties materially and adversely inconsistent with a professional or management position with the Company;

                  iii. any other material breach of this Agreement by the Company, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement;

                  iv. the Company requires the Employee to change his principal work site to a location fifty (50) or more miles away from Employee's current principal work site; or

                  v. the Board of Directors determines not to extend this Agreement by providing the written notice referenced in Section 4.1 hereof.

                  If Employee resigns or otherwise terminates his employment for Good Reason, Employee shall receive from the Company the Base Compensation at the rate then in effect for the longer of (i) one year, or (ii) whatever time period is remaining under the Term of this Agreement, in each case, payable in equal monthly payments for the remainder of such Term. If Employee resigns or otherwise terminates his employment for any reason other than Good Reason, Employee shall have no right to any further payment under this Agreement (except as set forth in Section 4.4 hereof).


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4.3      Termination With Change in Control of the Company.

         a. Definition. For the purpose of the Agreement, "Change in Control" shall be deemed to have occurred if:

                  i. any person, other than Den norske stats oljeselskap, a.s. ("Statoil"), an affiliate of the Company or Statoil, or an employee benefit plan of the Company, or an affiliate of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing more than fifty percent (50%) or more of the total voting power of all of the then-outstanding voting securities of the Company;

                  ii. the stockholders of the Company approve a merger, consolidation or reorganization of the Company unless (A) such transaction would result in more than fifty percent (50%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders being substantially the same as prior to the transaction, or (B) the members constituting the Board of Directors of the Company prior to such merger, consolidation, recapitalization or reorganization constitute fifty percent (50%) or more of the members of the Board of Directors of the Company after the first vote to elect members of the Board of Directors after such merger, consolidation, recapitalization or reorganization; or

                  iii. the stockholders of the Company approve a plan of complete liquidation, dissolution or disposition of all or substantially all of the assets or business of the Company; or

                  iv. (A) the Company sells or otherwise transfers the business unit or division for which Employee has primary responsibility to any person, other than Statoil, the Company or an entity controlled by the Company or Statoil; and (B) the Company, Statoil or an entity controlled by the Company or Statoil does not offer Employee a position (x) substantially similar, as to responsibilities and duties, to his or her position with the Company as of the time of such sale or transfer; and (y) where the Employee will be entitled to the Base Compensation and all other benefits provided to the Employee under this Agreement.


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         b.       Termination. If within two (2) years following a Change in
                  Control, Employee (i) is terminated Without Cause ("Change in Control Termination"), or (ii) terminates his employment for Good Reason after the occurrence of an event listed in
                  Section 4.2(e), (a "Change in Control Constructive Termination"), Employee shall receive from the Company the severance compensation package detailed in Exhibit A to this Agreement in lieu of any compensation set forth in Section 4.2.

         c. Cap on Parachute. Notwithstanding anything in this Agreement to the contrary, if any amounts due to the Employee under this Agreement and any other plan or program of the Company constitute a "parachute payment," as such term is defined in Code Section 280G(b)(2), and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Code Section 4999, is less than the amount the Employee would receive if he were paid three times his "base amount," as defined in Code Section 280G(b)(3), less one dollar, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times his base amount less one dollar. The determinations to be made with respect to this Section shall be made by an accounting firm jointly selected by the Committee and the Employee and paid by the Company, and which may be the Company's independent auditors.

4.4 Payment Through Termination. Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive his Base Salary earned and all benefits and reimbursements (including payments for accrued vacation and sick leave) due through the effective date of termination. In addition, upon termination of this Agreement for any reason other than For Cause or by the Employee without Good Reason, Employee shall be entitled to receive one-twelfth (1/12th) of Employee's Average Bonus for each complete month served by the Employee during the year of the Employee's termination through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under Articles 4 and 6 herein and Employee's obligations under Articles 3 and 5, and Section 7.1 herein shall survive such termination in accordance with their terms.

4.5      Payment in Lieu of Employee Benefits.

         a. If this Agreement is terminated by the Company Without Cause, due to a Total Disability or as part of a Change in Control Termination or if this Agreement is terminated by the Employee with Good Reason, as part of a Change in Control Constructive Termination or pursuant to Section 4.2(b) hereof, Employee shall receive as severance compensation from the Company payment of the Benefits Equivalent (as defined below).


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         b.       The Benefits Equivalent shall be paid in equal pro-rata
                  installments over the same time period that the Employee is entitled to receive payment of his or her Base Compensation as set forth elsewhere in this Article 4.

         c. Employee's receipt of the Benefits Equivalent shall be in lieu of any future employee benefits or perquisites that might be made available to the Employee by the Company. By executing this Agreement, Employee hereby waives his or her rights to any such employee benefits or perquisites, other than payment to the Employee of the Benefits Equivalent, as of the effective date of the termination of this Agreement.

         d. As used herein, "Benefits Equivalent" shall mean the lesser of (i) ten percent (10%) of Employee's Base Compensation or
                  (ii) $20,000 (multiplied by a fraction whose denominator is the Consumer Price Index as of the date of this Agreement, and whose numerator is the Consumer Price Index as of the effective date of the termination of this Agreement). In either case, the Board of Directors may determine, in its sole discretion from time to time, to increase the "Benefits Equivalent" by an amount equal to the increase in value, on an after tax basis, of any significant additional employee benefit available to the Employee as of the effective date of termination of this Agreement, but not available to the Employee as of the date hereof. (e.g., a Supplemental Employee Retirement Plan).

                                   ARTICLE 5
                            PROPRIETARY INFORMATION

5.1 Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company, or their representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

5.2 Inventions. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company and which Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain patents in the United States or any foreign country or to otherwise protect the Company's interest therein.

5.3 Trade Secrets. Employee agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

                                   ARTICLE 6
                          INDEMNIFICATION & INSURANCE

6.1 Indemnification. In addition to any indemnification rights the Executive may have by statute, by-law or otherwise, the Company to the fullest extent permitted by, and in accordance with and subject to the requirements of, the General Corporation Law of the Commonwealth of Virginia (i) shall indemnify the Executive and hold him harmless for all losses, costs, expenses or liabilities (whether or not arising during the Executive's employment hereunder), based upon or relating to acts, decisions or omissions made by him in good faith while performing services for the Company, and (ii) shall advance to the Executive and pay all expenses, including, but not limited to, reasonable attorney's fees and court fees, actually and necessarily incurred by the Executive in connection with the investigation or defense of, or being a witness in, any action, suit or proceeding arising therefrom and in connection with any appeal thereof.

6.2 Indemnity Insurance. The Company shall make coverage available to the Executive at the Company's expense, under any insurance against directors' and officers' liabilities otherwise made available to other directors and officers of the Company.

6.3      Term of Indemnity and Insurance. The indemnification provision in
         Section 6.1 hereof and the Executive's coverage under any insurance provided under Section 6.2 hereof shall survive the termination of employment hereunder; provided, however, that the obligation to provide insurance coverage under Section 6.2 shall terminate on the second anniversary of the termination of employment hereunder.

6.4 Life Insurance. The Executive agrees that the Company, in its discretion, may apply for and procure in its own name and for its own benefit, life insurance insuring the life of the Executive in any amount or amounts considered advisable, and that the Executive shall have no right, title or interest therein. Further, the Executive agrees to submit to any medical or other examination and to execute and deliver any application or other instrument in writing reasonably necessary to effectuate such insurance.

                                   ARTICLE 7
                               GENERAL PROVISIONS

7.1 No Prior Agreements. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation or litigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

7.2 Assignment; Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Employee; provided, however that the Company may assign this Agreement to a majority-owned subsidiary or affiliate of the Company without Employee's consent if the Company agrees in writing to guarantee any payments to be made to the Employee under this Agreement for the remainder of the Term. Subject to the preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

7.3 Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter of this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement. This Agreement is intended to amend and restate and replace any prior employment agreement or arrangement between the Employee and the Company and this Agreement cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

7.4 Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:

         Statoil Energy, Inc.
         2800 Eisenhower Avenue
         Alexandria, Virginia 22314
         Attention: David A. Dresner


         To Employee:

         Statoil Energy, Inc.
         2800 Eisenhower Avenue
         Alexandria, Virginia 22314
         Attention:  Stevens V. Gillespie

         Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this
         Section 7.4.

7.5 Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

7.6 Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted in Washington, D.C. in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or not For Cause, as defined in Sections 4.2(b) and 4.2(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the party that does not prevail in such arbitration.

7.7 Governing Law. This Agreement shall in all respects be construed according to the laws of the Commonwealth of Virginia.

7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one document.

7.9 Waiver. Except as otherwise specifically set forth herein, the failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, and the obligations of either party with respect to such term, covenant or condition shall continue in full force and effect.

7.10
         No Duty to Mitigate. Employee has no obligation to seek or find other employment or to otherwise mitigate his or her loss of income in order to receive any amounts payable by the Company pursuant to this Agreement upon Employee's termination. The Company's payment obligations pursuant to this Agreement shall not be reduced because of any compensation payable to Employee from other employment after Employee's termination, or any claims that the Company may have against the Employee at the time of or after Employee's termination.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



Company:                                STATOIL ENERGY, INC.
                                        a Virginia corporation,


                                        By: /s/ DAVID A. DRESNER
                                            ------------------------------
                                        Name:    David A. Dresner
                                        Title:   President and Chief
                                                 Executive Officer



Employee:                               /s/ STEVENS V. GILLESPIE
                                        ----------------------------------
                                            Stevens V. Gillespie

                                   EXHIBIT A

                         Severance Compensation Package


                  In the event of a Change in Control Termination or Change in Control Constructive Termination pursuant to Section 4.3 , the following shall occur:

                  (i) Employee shall receive an amount equal to two (2) times the sum of (i) such Employee's Base Salary, at the time of termination and (ii) the Employee's Average Bonus. Such amount to be paid in equal monthly installments over the remainder of the Term of this Agreement;

                  (ii) Employee shall receive the Benefits Equivalent as set forth in Section 4.5 hereof; and

                  (iii) all non-vested Stock Options available to Employee through the remainder of the Term of employment shall automatically vest and such Stock Options shall be exercisable by such Employee until the first anniversary of Employee's termination.